Filed Pursuant to Rule 424(b)(5)
File No. 333-230533

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2021

Prospectus Supplement

(To prospectus dated April 4, 2019)

Depositary Shares, Each Representing a 1/100th Interest in a Share of

% Non-Cumulative Perpetual Preferred Stock, Series A

We are offering to sell                depositary shares, each representing a 1/100th ownership interest in a share of our        % Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share, with a liquidation preference of $2,500 per share (equivalent to $25.00 per depositary share) of Bridgewater Bancshares, Inc., which we refer to as the “Preferred Stock.” The depositary shares are represented by depositary receipts. Holders of depositary shares are entitled to all proportional rights and preferences of the Preferred Stock, including dividend, voting, redemption and liquidation rights. You must exercise such rights through the depositary.

Dividends on the Preferred Stock are payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors to the extent we have lawfully available funds to pay dividends. If declared, dividends will accrue on a non-cumulative basis at a rate of         % per annum on the liquidation preference of $2,500 per share of Preferred Stock, and be payable quarterly, in arrears, on              ,              ,               and               of each year, beginning on              , 2021.

Dividends on the Preferred Stock are non-cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, or declares less than a full dividend in respect of a dividend period, that dividend or remaining portion of the full dividend will not accrue or be payable, and we will have no obligation to pay any dividend with respect to that dividend period and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Preferred Stock for any subsequent dividend period. However, with certain limited exceptions, if we have not declared and paid or set aside for payment full dividends on the Preferred Stock for the most recently completed dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior stock during the next succeeding dividend period. Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent it would cause us to fail to comply with applicable laws and regulations, including applicable regulatory capital adequacy guidelines.

The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, subject to any required regulatory approval, (i) in whole or in part, from time to time, on any dividend payment date on or after               , 2026, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined elsewhere in this prospectus supplement), in each case at a redemption price equal to $2,500 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, to, but not including, the redemption date, without accumulation of any undeclared dividends. If we redeem the Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares. Any notice of redemption, once given, will be irrevocable. Neither the holder of the Preferred Stock nor holders of depositary shares have any right to require redemption or repurchase of the Preferred Stock or depositary shares.

The Preferred Stock does not have any voting rights, except as set forth under “Description of Preferred Stock — Voting Rights” on page S-24. A holder of depositary shares is entitled to direct the depositary to vote in such circumstances. See “Description of Depositary Shares — Voting the Preferred Stock” on page S-28.

Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on the Nasdaq Capital Market under the symbol “BWBP.” If the application is approved, we expect trading of the depositary shares on the Nasdaq Capital Market to begin within the 30-day period after the initial delivery of the depositary shares. Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “BWB.”

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-11 and under the headings “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 for a discussion of certain risks that you should consider in connection with an investment in the depositary shares.

	Public Offering	Underwriting	Proceeds to Us
	Price (1)	Discount (2)	(Before Expenses)
Per Depositary Share	$	$	$
Total (3)	$	$	$

(1)	Plus accrued dividends, if any, from , 2021 to the original issuance date.
(2)	See “Underwriting” in this prospectus supplement for details regarding the compensation to be received by the underwriters in connection with the offering.
(3)	Assumes no exercise of the underwriter’s overallotment option, described below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The depositary shares are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase from us up to an additional                 depositary shares at the public offering price less the underwriting discount, solely to cover overallotments, if any.

The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, on or about                , 2021, which is the                   business day after the date of the pricing of the depositary shares (“T+    ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially will settle in T+      , to specify alternative settlement arrangements to prevent a failed settlement.

D.A. Davidson & Co. Performance Trust Capital Partners, LLC

The date of this prospectus supplement is                 , 2021.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “Bridgewater,” “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Bridgewater Bancshares, Inc., a Minnesota corporation, and its consolidated subsidiaries. References to “Bridgewater Bank” or the “Bank” refer to Bridgewater Bank, our wholly owned banking subsidiary. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Bridgewater at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the depositary shares and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated April 4, 2019, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the depositary shares we are offering, and important business and financial information about us. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Before you invest in the depositary shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus used in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the “SEC.” The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.bridgewaterbankmn.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and

S-ii

the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information that we have indicated or indicate in the future as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement or the accompanying prospectus, regardless of when furnished to the SEC, unless specifically incorporated by reference therein. We incorporate by reference the following documents we filed with the SEC (file number 001-38412) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” until the offering of the depositary shares contemplated by this prospectus supplement and the accompanying prospectus is terminated, but excluding, in each case, any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 (including information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on March 17, 2021);
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on July 30, 2021; and
●	our Current Reports on Form 8-K filed with the SEC on March 5, 2021, April 29, 2021, July 8, 2021 and August 9, 2021.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Bridgewater Bancshares, Inc.

Attention: Ben Klocke, General Counsel

4450 Excelsior Boulevard, Suite 100

St. Louis Park, Minnesota 55416

Telephone: (952) 893-6868

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to us at the address or telephone number above.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus, and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	loan concentrations in our loan portfolio;
●	the overall health of the local and national real estate market;
●	business and economic conditions generally and in the financial services industry, nationally and within our market area;
●	the ability to successfully manage credit risk;
●	the ability to maintain an adequate level of allowance for loan losses;
●	new or revised accounting standards, including as a result of the implementation of the new Current Expected Credit Loss standard;
●	the concentration of large loans to certain borrowers;
●	the ability to successfully manage liquidity risk;
●	the dependence on non-core funding sources and our cost of funds;
●	the concentration of large deposits from certain clients;
●	the ability to raise additional capital to implement our business plan;
●	the ability to implement our growth strategy and manage costs effectively;
●	the composition of senior leadership team and the ability to attract and retain key personnel;
●	the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;
●	interruptions involving our information technology and telecommunications systems or third-party servicers;
●	competition in the financial services industry;
●	severe weather, natural disasters, wide spread disease or pandemics (including the coronavirus, or COVID-19 pandemic), acts of war or terrorism, civil unrest or other adverse external events;
●	developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates;

S-iv

●	the effectiveness of the risk management framework;
●	the commencement and outcome of litigation and other legal proceedings and regulatory actions against us;
●	the extensive regulatory framework that applies to us;
●	the impact of recent and future legislative and regulatory changes;
●	interest rate risk;
●	fluctuations in the values of the securities held in our securities portfolio;
●	the negative effects of the COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;
●	changes to U.S. tax laws, regulations and guidance; and
●	each of the factors and risks identified in the “Risk Factors” sections included under Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, under Item 1A. of Part II of our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 and the quarter ended June 30, 2021, in this prospectus supplement and the accompanying prospectus and any other risks or uncertainties set forth from time to time in our filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement and the accompanying prospectus. In addition, past results of operations are not necessarily indicative of future results. Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

S-v

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by the risk factors discussed under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.

Bridgewater Bancshares, Inc.

Bridgewater is a Minnesota corporation and financial holding company with two wholly-owned subsidiaries, Bridgewater Bank and Bridgewater Risk Management, Inc., a captive insurance entity. The Bank has formed two wholly-owned subsidiaries: BWB Holdings, LLC, which was formed for the purpose of holding repossessed property; and Bridgewater Investment Management, Inc., which was formed for the purposes of holding certain municipal securities and engaging in municipal lending activities. The Bank has seven full-service offices located in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, Minnesota.

The Company is headquartered in St. Louis Park, Minnesota, a suburb located approximately five miles southwest of downtown Minneapolis. The Company and Bank were established in 2005 as a de novo bank by a group of industry veterans and local business leaders committed to serving the diverse needs of commercial real estate investors, small business entrepreneurs, and high net worth individuals.

Since inception, the Company has grown significantly and profitably, with a focus on organic growth, driven primarily by commercial real estate lending. Assets have grown at a compounded annual growth rate of 34.3%, since 2005, surpassing total asset milestones of $500.0 million in 2013, $1.0 billion in 2016, $2.0 billion in 2019 and $3.0 billion in 2021. While this growth has been almost entirely organic, in 2016, the Company acquired First National Bank of the Lakes in a complementary small bank acquisition, which added approximately $76.1 million in assets, $66.7 million in seasoned core deposits and two branch locations within its market area.

As of June 30, 2021, we had total assets of $3.16 billion, total gross loans of $2.59 billion, total deposits of $2.72 billion and total shareholders’ equity of $290.8 million.

The principal sources of funds for loans and investments are transaction, savings, time, and other deposits, and short-term and long-term borrowings. The Company’s principal sources of income are interest and fees collected on loans, interest and dividends earned on investment securities and service charges. The Company’s principal expenses are interest paid on deposit accounts and borrowings, employee compensation and other overhead expenses. The Company’s simple, efficient business model of providing responsive support and unconventional experiences to clients continues to be the underlying principle that drives the Company’s profitable growth.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BWB.” Our principal executive office is located at 4450 Excelsior Boulevard, Suite 100, St. Louis Park, Minnesota 55416, and our telephone number is (952) 893-6868. Our website address is http://www.bridgewaterbankmn.com. Information on our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Preferred Stock, the depositary shares and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the Preferred Stock and the depositary shares, you should read the sections titled “Description of Preferred Stock” and “Description of Depositary Shares,” beginning on pages S-20 and S-27 of this prospectus supplement, respectively. As used in this “Summary — The Offering” section, the terms “Bridgewater,” “we,” “us,” and “our” refer to Bridgewater Bancshares, Inc. and not any of its subsidiaries.

Issuer	Bridgewater Bancshares, Inc.
Securities Offered

             depositary shares (or              depositary shares if the underwriters exercise their overallotment option in full), each representing a 1/100th ownership interest in a share of          % Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share, with a liquidation preference of $2,500 per share of Preferred Stock (equivalent to $25.00 per depositary share). Each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights.

We may in the future from time to time, without notice to or consent of the holder of the Preferred Stock or the holders of the depositary shares, issue additional shares of the Preferred Stock and a corresponding number of additional depositary shares; provided, that if any such additional depositary shares are not fungible for U.S. federal income tax purposes with the depositary shares offered in this offering, such additional depositary shares will be issued with a separate CUSIP or other identifying number, and all such additional shares of Preferred Stock would be deemed to form a single series with the shares of Preferred Stock relating to the depositary shares offered hereby.

Dividends

Dividends on the Preferred Stock are payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors to the extent we have lawfully available funds to pay dividends. If declared, dividends will accrue on a non-cumulative basis at a rate of           % per annum on the liquidation preference of $2,500 per share of Preferred Stock, and be payable quarterly, in arrears.

Dividends on the Preferred Stock are non-cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, or declares less than a full dividend in respect of a dividend period, then we will have no obligation to pay any dividend or additional dividend with respect to that dividend period and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Preferred Stock for any subsequent dividend period.

Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent it would cause us to fail to comply with applicable laws and regulations, including applicable regulatory capital adequacy guidelines.

Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares — Dividends and Other Distributions” beginning on page S-27.

Dividend Payment Dates

                 ,                  ,                   and                   of each year, each of which we refer to as a “dividend payment date,” beginning on                  , 2021. We refer to each period from and including a dividend payment date (or the date of the issuance of the Preferred Stock) to, but excluding, the following dividend payment date as a “dividend period.”

If any date on which dividends would otherwise be payable is not a business day (as defined under the heading “Description of Preferred Stock — Dividends”), then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Dividend Stopper

During any dividend period in which the Preferred Stock is outstanding, unless, in each case, the full dividends for the most recently completed dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•

no dividend or distribution on any shares of junior stock may be declared or paid by us or set aside for payment by us, subject to certain exceptions; and

•

no shares of junior stock may be repurchased, redeemed or otherwise acquired by us, directly or indirectly, subject to certain exceptions.

Except as described in the next sentence, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock for any dividend period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock then outstanding, as described under “Description of Preferred Stock — Dividend Stopper.”

Redemption	We may redeem the Preferred Stock at our option (i) in whole or in part, from time to time, on any dividend payment date on or after , 2026, or

(ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined under the heading “Description of Preferred Stock — Redemption Following a Regulatory Capital Treatment Event”), in each case at a redemption price equal to $2,500 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. If we redeem the Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares. Neither the holder of the Preferred Stock nor holders of depositary shares will have the right to require redemption or repurchase of the Preferred Stock or depositary shares. The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Directors of the Federal Reserve System, which we refer to as the “Federal Reserve,” and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

If any applicable dividend payment date on which shares of Preferred Stock are to be redeemed is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid.

No Maturity

The Preferred Stock is perpetual and has no maturity date. We are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem the Preferred Stock and, if required, receive prior approval of the Federal Reserve.

Voting Rights

None, except with respect to authorizing, creating or designating or increasing the authorized or designated amount of stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation, dissolution or winding up, certain changes that would adversely alter or change the terms of the Preferred Stock, certain mergers, and except as specifically required by Minnesota law or as may be required by the rules of the Nasdaq Capital Market or any other securities exchange on which the depositary shares are listed. In addition, if full dividends on the Preferred Stock are not paid or declared and set aside for payment for at least six dividend periods or their equivalent, whether or not consecutive, the holder of the Preferred Stock, voting as a single class with the holders of any parity stock having similar voting rights that are then exercisable, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will have the right to elect two directors to our board of directors. The terms of office of these directors will end when we have paid or declared and set aside for payment full dividends for at least 12 consecutive months on the Preferred Stock and any non-cumulative parity stock and all dividends on any cumulative parity stock have been paid in full.

Holders of depositary shares are entitled to direct the depositary to vote in such circumstances.

Ranking

With respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, the Preferred Stock will rank:

•

senior to our common stock and to each class or series of our capital stock we may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Preferred Stock as to dividend and distribution rights and rights on our liquidation, dissolution or winding-up, which we refer to collectively as the “junior stock;” and

•

on parity with, or equally to, each class or series of our capital stock we may issue in the future the terms of which expressly provide that it ranks on parity with, or equally to, the Preferred Stock as to dividend and distribution rights and rights upon our liquidation, dissolution or winding-up, which we refer to collectively as “parity stock.”

Liquidation Rights

If we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, the holder of the Preferred Stock is entitled to receive, out of our assets legally available for distribution to our shareholders, a liquidating distribution of $2,500 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other junior stock. Distributions will be made pro rata as to the Preferred Stock and any other parity stock in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled and subject to the rights of holders of any securities ranking senior to the Preferred Stock.

Preemptive and Conversion Rights	None.
Listing

We intend to apply to list the depositary shares on the Nasdaq Capital Market under the symbol “BWBP.” If the application is approved, we expect trading of the depositary shares on the Nasdaq Capital Market to begin within the 30-day period after the initial delivery of the depositary shares.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or approximately $        million if the underwriters exercise their overallotment option in full. We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes, including support for organic growth plans, support for bank level capital ratios and possible redemption or repurchase of currently outstanding indebtedness. Accordingly, we will retain broad discretion over the use of these net proceeds.

Material U.S. Federal Income Tax Considerations	For a discussion of material United States federal income tax considerations of purchasing, owning and disposing of the depositary shares, see “Material U.S. Federal Income Tax Considerations.”
Risk Factors

Please refer to the section entitled “Risk Factors” beginning on page S-11 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, Transfer Agent and Registrar

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A., will serve jointly as depositary for the depositary shares and Computershare Trust Company, N.A. will serve as transfer agent and registrar for the Preferred Stock and the depositary shares.

Reserved Share Program

At our request, the underwriters have reserved for sale, at the public offering price, up to 20% of the depositary shares offered by this prospectus supplement for sale to the directors, senior management, existing shareholders, certain employees of the Company and the Bank and persons having relationships with us. If these persons purchase reserved depositary shares, it will reduce the number of depositary shares available for sale to the general public. Any reserved depositary shares that are not so purchased will be offered by the underwriters to the general public on the same terms as the other depositary shares offered by this prospectus supplement.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

The summary selected consolidated financial information of Bridgewater presented below as of December 31, 2020 and 2019 and for the fiscal years ended December 31, 2020, 2019 and 2018, is derived from our audited historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary selected consolidated financial information presented below as of December 31, 2018, 2017 and 2016 and for the fiscal years ended December 31, 2017 and 2016 is derived from our audited consolidated financial statements, which are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus. The summary selected consolidated financial information presented below as of and for the six-month periods ended June 30, 2021 and 2020, is derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation of the information set forth herein. Results of operations for any past periods are not necessarily indicative of the results to be expected from any future period.

This information is only a summary and should be read in conjunction with the consolidated financial statements and the notes thereto and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which is incorporated by reference herein. See “Where You Can Find More Information”.

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
(dollars in thousands, except per share data)	2021	2020	2020	2019	2018	2017	2016

	(Unaudited)
Selected Balance Sheet Data (at End of Period):
Total Assets	$3,162,612	$2,754,463	$2,927,345	$2,268,830	$1,973,741	$1,616,612	$1,260,394
Securities Available for Sale	402,786	326,295	390,629	289,877	253,378	229,491	217,083
Total Loans, Gross	2,594,186	2,193,778	2,326,428	1,912,038	1,664,931	1,347,113	1,000,739
Allowance for Loan Losses	37,591	27,633	34,841	22,526	20,031	16,502	12,333
Total Deposits	2,720,906	2,242,051	2,501,636	1,823,310	1,560,934	1,339,350	1,023,508
Total Liabilities	2,871,782	2,497,273	2,661,940	2,024,036	1,752,743	1,479,450	1,145,028
Total Shareholders' Equity	290,830	257,190	265,405	244,794	220,998	137,162	115,366
Tangible Common Equity (1)	287,630	253,799	262,109	241,307	217,320	133,293	111,306

Selected Statement of Income Data:
Interest Income	$61,587	$55,634	$114,826	$103,778	$85,226	66,346	$50,632
Interest Expense	9,904	14,190	26,862	29,646	20,488	12,173	8,514
Net Interest Income	51,683	41,444	87,964	74,132	64,738	54,173	42,118
Provision for Loan Losses	2,700	5,100	12,750	2,700	3,575	4,175	3,250
Net Interest Income after Provision for Loan Losses	48,983	36,344	75,214	71,432	61,163	49,998	38,868
Noninterest Income	2,611	3,696	5,839	3,826	2,543	2,536	2,567
Noninterest Expense	22,400	20,457	45,387	36,932	31,562	25,496	20,168
Income Before Income Taxes	29,194	19,583	35,666	38,326	32,144	27,038	21,267
Provision for Income Taxes	7,530	4,542	8,472	6,923	5,224	10,149	8,052
Net Income	$21,664	$15,041	$27,194	$31,403	$26,920	$16,889	$13,215

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
(dollars in thousands, except per share data)	2021	2020	2020	2019	2018	2017	2016

	(Unaudited)
Selected Financial Ratios and Other Data:
Performance and Capital Ratios:
Return on Average Assets (ROA)	1.45%	1.22%	1.04%	1.49%	1.51%	1.16%	1.20%
Pre-Provision Net Revenue Return on Average Assets (PPNR ROA) (1)	2.11	2.05	2.09	2.07	2.20	2.30	2.23
Return on Average Common Equity (ROE)	15.63	11.96	10.51	13.50	13.87	13.18	12.88
Return on Average Tangible Common Equity (1)	15.81	12.12	10.65	13.72	14.15	13.60	13.23
Net Interest Margin (2)	3.56	3.48	3.46	3.59	3.72	3.92	4.00
Core Net Interest Margin (1)(2)	3.33	3.29	3.25	3.37	3.40	3.56	3.58
Efficiency Ratio	41.6	46.5	49.0	47.4	46.5	44.4	45.8
Adjusted Efficiency Ratio (1)	41.1	42.2	40.5	43.3	41.7	41.1	45.8
Tangible Common Equity to Tangible Assets (1)	9.10	9.23	8.96	10.65	11.03	8.26	8.86

Capital Ratios (Bank Only):
Tier 1 Leverage Ratio	10.57	11.36	10.89	11.01	10.82	9.83	9.24
Tier 1 Risk-based Capital Ratio	11.24	12.96	12.12	11.72	11.63	11.15	11.38
Total Risk-based Capital Ratio	12.49	14.21	13.37	12.16	12.76	12.37	12.63

Capital Ratios (Consolidated):
Tier 1 Leverage Ratio	9.08	9.94	9.28	10.69	11.23	8.38	9.44
Tier 1 Risk-based Capital Ratio	9.67	11.39	10.35	11.39	12.07	9.49	11.49
Total Risk-based Capital Ratio	13.49	15.99	14.58	12.98	14.55	12.46	12.74

Per Common Share Data:
Basic Earnings Per Share	$0.77	$0.52	$0.95	$1.07	$0.93	$0.69	$0.59
Diluted Earnings Per Share	0.75	0.51	0.93	1.05	0.91	0.68	0.58
Book Value Per Share	10.33	8.92	9.43	8.45	7.34	5.56	4.69
Tangible Book Value Per Share (2)	10.22	8.80	9.31	8.33	7.22	5.40	4.53
Shares Outstanding at Period End	28,162,777	28,837,560	28,143,493	28,973,572	30,097,274	24,679,861	24,589,861
Basic Weighted Average Shares Outstanding	28,029,129	28,733,968	28,582,064	29,358,644	29,001,393	24,604,464	22,294,837
Diluted Weighted Average Shares Outstanding	29,048,424	29,350,426	29,170,220	29,996,776	29,436,214	25,017,690	22,631,741

Asset Quality Ratios:
Net Loan Charge-Offs to Average Loans	0.00%	0.00%	0.02%	0.01%	0.00%	0.00%	0.11%
Nonperforming Assets to Total Assets (5)	0.02	0.02	0.03	0.02	0.03	0.11	0.52
Nonaccrual Loans to Total Loans	0.03	0.03	0.03	0.02	0.03	0.08	0.23
Allowance for Loan Losses to Total Loans	1.45	1.26	1.50	1.18	1.20	1.22	1.23
Allowance for Loans Losses to Nonperforming Loans	4,939.68	4,590.20	4,495.61	4,886.33	3,447.68	1,448.81	530.91

(1)	See “Non-GAAP Financial Measures,” below, for a discussion of each of these non-GAAP financial measures and a quantitative reconciliation of each to the most directly comparable measure calculated and presented in accordance with GAAP. See also Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2020 and Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 for additional information. Each of these non-GAAP financial measures is unaudited.
(2)	Amounts are calculated on a tax-equivalent basis using the statutory federal income tax rate of 21% for the six-month periods ended June 30, 2021 and 2020, and the years ended December 31, 2020, 2019 and 2018, and a federal income tax rate of 35% for the years ended December 31, 2017 and 2016.

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this prospectus supplement to the comparable GAAP measures are provided in the following tables. Each of these non-GAAP financial measures is unaudited.

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
(dollars in thousands)	2021	2020	2020	2019	2018	2017	2016

Efficiency Ratio
Noninterest Expense	$22,400	$20,457	$45,387	$36,932	$31,562	$25,496	$20,168
Less: Amortization of Intangible Assets	(95)	(95)	(191)	(191)	(191)	(191)	(104)
Adjusted Noninterest Expense	$22,305	$20,362	$45,196	$36,741	$31,371	$25,305	$20,064
Net Interest Income	$51,683	$41,444	$87,964	$74,132	$64,738	$54,173	$42,118
Noninterest Income	2,611	3,696	5,839	3,826	2,543	2,536	2,567
Less: (Gain) Loss on Sales of Securities	(702)	(1,364)	(1,503)	(516)	125	250	(830)
Adjusted Operating Revenue	$53,592	$43,776	$92,300	$77,442	$67,406	$56,959	$43,855
Efficiency Ratio	41.6%	46.5%	49.0%	47.4%	46.5%	44.4%	45.8%

Adjusted Efficiency Ratio
Noninterest Expense	$22,400	$20,457	$45,387	$36,932	$31,562	$25,496	$20,168
Less: Amortization of Tax Credit Investments	(258)	(447)	(738)	(3,225)	(3,293)	(1,916)	—
Less: FHLB Advance Prepayment Fees	—	(1,430)	(7,043)	—	—	—	—
Less: Amortization of Intangible Assets	(95)	(95)	(191)	(191)	(191)	(191)	(104)
Adjusted Noninterest Expense	$22,047	$18,485	$37,415	$33,516	$28,078	$23,389	$20,064
Net Interest Income	$51,683	$41,444	$87,964	$74,132	$64,738	$54,173	$42,118
Noninterest Income	2,611	3,696	5,839	3,826	2,543	2,536	2,567
Less: (Gain) Loss on Sales of Securities	(702)	(1,364)	(1,503)	(516)	125	250	(830)
Adjusted Operating Revenue	$53,592	$43,776	$92,300	$77,442	$67,406	$56,959	$43,855
Adjusted Efficiency Ratio	41.1%	42.2%	40.5%	43.3%	41.7%	41.1%	45.8%

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
(dollars in thousands)	2021	2020	2020	2019	2018	2017	2016

Pre-Provision Net Revenue
Noninterest Income	$2,611	$3,696	$5,839	$3,826	$2,543	$2,536	$2,567
Less: (Gain) Loss on sales of Securities	(702)	(1,364)	(1,503)	(516)	125	250	(830)
Total Operating Noninterest Income	1,909	2,332	4,336	3,310	2,668	2,786	1,737
Plus: Net Interest income	51,683	41,444	87,964	74,132	64,738	54,173	42,118
Net Operating Revenue	$53,592	$43,776	$92,300	$77,442	$67,406	$56,959	$43,855

Noninterest Expense	$22,400	$20,457	$45,387	$36,932	$31,562	$25,496	$20,168
Less: Amortization of Tax Credit Investments	(258)	(447)	(738)	(3,225)	(3,293)	(1,916)	—
Less: FHLB Advance Prepayment Fees	—	(1,430)	(7,043)	—	—	—	—
Total Operating Noninterest Expense	$22,142	$18,580	$37,606	$33,707	$28,269	$23,580	$20,168

Pre-Provision Net Revenue	$31,450	$25,196	$54,694	$43,735	$39,137	$33,379	$23,687

Plus:
Non-Operating Revenue Adjustments	702	1,364	1,503	516	(125)	(250)	830
Less:
Provision for Loan Losses	2,700	5,100	12,750	2,700	3,575	4,175	3,250
Non-Operating Expense Adjustments	258	1,877	7,781	3,225	3,293	1,916	—
Provision for Income Taxes	7,530	4,542	8,472	6,923	5,224	10,149	8,052
Net Income	$21,664	$15,041	$27,194	$31,403	$26,920	$16,889	$13,215

Average Assets	$3,008,864	$2,469,656	$2,617,579	$2,114,211	$1,777,592	$1,451,732	$1,098,654
Pre-Provision Net Revenue Return on Average Assets	2.11%	2.05%	2.09%	2.07%	2.20%	2.30%	2.16%

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
	2021	2020	2020	2019	2018	2017	2016

(dollars in thousands)
Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$52,105	$41,935	$88,883	$75,040	$65,752	$56,373	$43,522
Less: Loan Fees	(2,225)	(2,571)	(5,283)	(4,562)	(5,654)	(5,076)	(4,588)
Less: PPP Interest and Fees	(3,631)	(873)	(4,143)	—	—	—	—
Core Net Interest Income	$46,249	$38,491	$79,457	$70,478	$60,098	$51,297	$38,934

Average Interest Earning Assets	2,951,636	2,422,448	2,565,859	2,091,198	1,766,492	1,439,489	1,088,632
Less: Average PPP Loans	(149,098)	(70,037)	(122,240)	—	—	—	—
Core Average Interest Earning Assets	$2,802,538	$2,352,411	$2,443,619	$2,091,198	$1,766,492	$1,439,489	$1,088,632
Core Net Interest Margin	3.33%	3.29%	3.25%	3.37%	3.40%	3.56%	3.58%

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
(dollars in thousands)	2021	2020	2020	2019	2018	2017	2016
Noninterest Expense	$22,400	$20,457	$45,387	$36,932	$31,562	$25,496	$20,168
Less: Amortization of Tax Credit Investments	(258)	(447)	(738)	(3,225)	(3,293)	(1,916)	—
Less: FHLB Advance Prepayment Fees	—	(1,430)	(7,043)	—	—	—	—
Adjusted Noninterest Expense	$22,142	$18,580	$37,606	$33,707	$28,269	$23,580	$20,168

Average Assets	$3,008,864	$2,469,656	$2,617,579	$2,114,211	$1,777,592	$1,451,732	$1,098,654
Adjusted Noninterest Expense to Average Assets	1.48%	1.51%	1.44%	1.59%	1.59%	1.62%	1.84%

	As of and for the six
	months ended June 30,		As of and for the year ended December 31,
(dollars in thousands, except share data)	2021	2020	2020	2019	2018	2017	2016

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$290,830	$257,190	$265,405	$244,794	$220,998	$137,162	$115,366
Less: Intangible Assets	(3,200)	(3,391)	(3,296)	(3,487)	(3,678)	(3,869)	(4,060)
Tangible Common Equity	287,630	253,799	262,109	241,307	217,320	133,293	111,306
Total Assets	3,162,612	2,754,463	2,927,345	2,268,830	1,973,741	1,616,612	1,260,394
Less: Intangible Assets	(3,200)	(3,391)	(3,296)	(3,487)	(3,678)	(3,869)	(4,060)
Tangible Assets	$3,159,412	$2,751,072	$2,924,049	$2,265,343	$1,970,063	$1,612,743	$1,256,334
Tangible Common Equity/Tangible Assets	9.10%	9.23%	8.96%	10.65%	11.03%	8.26%	8.86%

Tangible Book Value Per Share
Book Value Per Common Share	$10.33	$8.92	$9.43	$8.45	$7.34	$5.56	$4.69
Less: Effects of Intangible Assets	(0.11)	(0.12)	(0.12)	(0.12)	(0.12)	(0.16)	(0.17)
Tangible Book Value Per Common Share	$10.22	$8.80	$9.31	$8.33	$7.22	$5.40	$4.52

Average Tangible Common Equity
Average Common Equity	$279,558	$252,955	$258,736	$232,539	$194,083	$128,123	$102,588
Less: Effects of Average Intangible Assets	(3,251)	(3,442)	(3,395)	(3,582)	(3,772)	(3,956)	(2,701)
Average Tangible Common Equity	$276,307	$249,513	$255,341	$228,957	$190,311	$124,167	$99,887

RISK FACTORS

An investment in the depositary shares is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors included in the accompanying prospectus and the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 and the quarter ended June 30, 2021, and in other documents that we subsequently file with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties of which our management is not aware or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Special Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of the depositary shares could decline significantly, and you could lose all or part of your investment.

Risks Relating to the Preferred Stock and the Depositary Shares

You are making an investment decision with regard to the depositary shares as well as the Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Preferred Stock and the depositary shares are rated below investment grade; any downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could negatively impact the trading price of the depositary shares and could increase the cost of our funding from the capital markets.

A major credit rating agency evaluates the Company and the Bank based on a number of factors, including financial strength and conditions affecting the financial services industry generally. The Preferred Stock is rated below investment-grade, and there can be no assurance that it will be rated investment grade in the future or otherwise be upgraded. Further, the depositary shares will be subject to a higher risk of price volatility than similar, higher-rated securities. Increases in our leverage, deterioration in our financial condition, deteriorating outlooks for our business or volatile markets could lead to significant deterioration in market prices of below-investment grade rated securities, such as the depositary shares.

A rating is not a recommendation to purchase, sell or hold any particular security, including the Preferred Stock and the depositary shares. Ratings do not reflect market prices or suitability of a security for a particular investor and may not reflect all risks related to us, our business or the structure or market value of the Preferred Stock and the depositary shares. Ratings only reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Any real or anticipated downgrade, suspension or withdrawal of our credit ratings could negatively impact the trading price of the depositary shares in any secondary market, or limit our access to the capital markets or short-term funding or increase our financial costs and thereby adversely affect our financial condition and liquidity.

The Preferred Stock is an equity security and is subordinate to all of our and our subsidiaries’ existing and future indebtedness.

Shares of the Preferred Stock are equity interests in Bridgewater and do not constitute indebtedness. As such, shares of the Preferred Stock and the depositary shares rank junior to all existing and future indebtedness of and other non-equity claims on Bridgewater with respect to assets available to satisfy those claims. In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Preferred Stock and the depositary shares only after all of our liabilities have been paid.

The Preferred Stock and the depositary shares effectively rank junior to all existing and future liabilities of our subsidiaries, including the Bank. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus the ability of the holder of the Preferred Stock and the holders of the depositary shares to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors and equity holders. In the event of our bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Preferred Stock and the depositary shares then outstanding.

As of June 30, 2021, the long-term indebtedness and obligations of Bridgewater totaled $131.4 million, including $57.5 million of advances from the Federal Home Loan Bank, which we refer to as the “FHLB,” and subordinated notes totaling $73.9 million. On July 8, 2021, we issued an additional $30.0 million of subordinated notes and we may also incur additional indebtedness in the future. The Preferred Stock and the depositary shares place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— The holder of the Preferred Stock, and therefore the holders of the depositary shares, will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Preferred Stock and the depositary shares.

The Preferred Stock and the depositary shares may rank junior in rights and preferences to our future preferred stock.

The Preferred Stock and the depositary shares will rank on parity with any other series of preferred stock that we may issue if the terms of such series provide that such preferred stock ranks equally with the Preferred Stock. Subject to approval by at least two-thirds of the outstanding shares of the Preferred Stock, voting separately as a single class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Stock. The terms of any such future preferred stock expressly senior to the Preferred Stock and the depositary shares may restrict dividend payments on the Preferred Stock and the depositary shares.

Dividends on the Preferred Stock are non-cumulative and discretionary. If we do not declare dividends on the Preferred Stock, holders of the depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on the Preferred Stock are non-cumulative and discretionary. Consequently, if our board of directors or a duly authorized committee of our board of directors does not declare a dividend for any dividend period, the holder of the Preferred Stock, and therefore the holders of the depositary shares, will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for such dividend period, whether or not dividends are declared for any subsequent dividend period with respect to the Preferred Stock. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Preferred Stock or no dividend for any dividend period even if funds are available. Factors that would be considered by our board of directors in making this determination include our earnings, financial condition and capital needs, our ability to service any equity or debt obligations senior to the Preferred Stock, any credit agreements to which we are a party, the impact of current and pending legislation and regulations, economic conditions, tax considerations and such other factors as our board of directors may deem relevant.

Our ability to pay dividends on, redeem or repurchase the Preferred Stock may be limited by the terms of our other outstanding securities, including our subordinated notes, and by the terms of our debt instruments, and by Minnesota law.

The payment of dividends on the Preferred Stock is also subject to restrictions arising under the terms of our outstanding subordinated notes. Subject to certain exceptions, the terms of our outstanding subordinated notes prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Preferred Stock, and therefore the depositary shares, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have failed to make any required payment of principal or interest on the subordinated notes or under certain other circumstances set forth in the documents governing the subordinated notes. In addition, our ability to pay dividends on the Preferred Stock, and therefore the depositary shares, is subject to compliance with the terms of our other debt instruments. Without notice to or consent from the holder of the Preferred Stock and the holders of the depositary shares, we may enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, including the Preferred Stock, and therefore the depositary shares.

In addition, as a Minnesota corporation, we are subject to certain restrictions on dividends under the Minnesota Business Corporation Act, as amended. In the case of the Preferred Stock, we would be prohibited from paying dividends on the Preferred Stock if, after giving effect to the dividend on the Preferred Stock (i) we would not be able to pay our debts as the debts become due in the usual course of business, or (ii) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed, if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to the holder of the Preferred Stock.

Our ability to pay dividends on, redeem or repurchase the Preferred Stock depends upon the results of operations of our subsidiaries and may be limited by regulatory considerations.

We are a non-operating holding company, whose principal assets and source of income are our investments in our subsidiaries, including the Bank. We will rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various federal and state law and regulatory limitations on the extent to which the Bank can declare and pay dividends to us, including minimum regulatory capital requirements, federal and state banking law requirements concerning the payment of dividends out of net profits or surplus and general regulatory oversight to prevent unsafe or unsound practices. These various federal and state law limitations on the extent to which the Bank can declare and pay dividends to us may adversely change in the future. See “Item 1. Business — Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of regulatory and other restrictions on our ability to declare and pay dividends. If the Bank or our other subsidiaries are unable to provide us with cash dividends over time, we could be unable to pay dividends to the holder of our Preferred Stock, which would have a corresponding effect on distributions on the depositary shares.

Investors do not have any redemption rights, and we are not required to exercise our rights to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is perpetual and does not have any maturity date. We are not required to redeem the Preferred Stock. The Preferred Stock is not redeemable at the option of the holder. By its terms, the Preferred Stock may be redeemed by us at our option in whole or in part, on any dividend payment date on and after                      , 2026, or, in whole but not in part, at any time within 90 days of the occurrence of certain changes relating to the regulatory capital treatment of the Preferred Stock, as described below under the heading “Description of Preferred Stock — Redemption Following a Regulatory Capital Treatment Event.” Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our results of operations, financial condition and capital position, including for bank regulatory capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time. In addition, our right to redeem the Preferred Stock is subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Preferred Stock. We cannot guarantee that the Federal Reserve would approve any redemption of the Preferred Stock that we may propose. Our ability to redeem the Preferred Stock may also be limited by the terms of our agreements governing our existing and future indebtedness.

Shares of the Preferred Stock may be redeemed at our option at any time, including prior to                   , 2026, within 90 days following the occurrence of a regulatory capital treatment event.

Subject to any required approval of the Federal Reserve, at our option, we may redeem shares of the Preferred Stock in whole but not in part, at any time within 90 days following the occurrence of a regulatory capital treatment event, such as a change or proposed change in law or regulation on or after the date hereof with respect to whether the Preferred Stock would qualify as an additional Tier 1 capital instrument. Although the terms of the Preferred Stock have been established to satisfy the criteria for additional Tier 1 capital instruments for purposes of the capital adequacy rules and regulations of the Federal Reserve, it is possible that the Preferred Stock may not satisfy the criteria set forth as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Preferred Stock, or as a result of future changes in law or regulations. Therefore, a regulatory capital treatment event could occur whereby we would have the right, subject to prior Federal Reserve approval, to redeem the Preferred Stock in accordance with its terms.

The holder of the Preferred Stock, and therefore the holders of the depositary shares, will have limited voting rights.

The holder of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. The holder of the Preferred Stock will have voting rights only as specifically required by the terms of the Preferred Stock and by applicable law, as described below under the heading “Description of Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Stock, as described below under the heading “Description of Depositary Shares —Voting the Preferred Stock.”

An active trading market for the depositary shares does not exist and may not develop and the market price and liquidity of the depositary shares may be adversely affected.

Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on the Nasdaq Capital Market. However, there is no guarantee that we will be able to list the depositary shares. If the application is approved, we expect trading of the depositary shares on the Nasdaq Capital Market to begin within the 30-day period after the original issuance date. Even if the depositary shares are listed, there can be no assurance that an active trading market for the depositary shares will develop, or, if developed, that an active trading market will be maintained. The underwriters are not obligated to make a market in the depositary shares and if an active market is not developed or sustained, the market price and liquidity of the depositary shares may be adversely affected.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

●	whether we declare or fail to declare dividends on the Preferred Stock from time to time;
●	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;
●	our creditworthiness;
●	the ratings given to our securities by credit rating agencies, including the rating given to the Preferred Stock;
●	prevailing interest rates;
●	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and
●	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for depositary shares develops.

Holders of depositary shares may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction for U.S. federal income tax purposes and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to U.S. federal income tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Preferred Stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Preferred Stock (and related depositary shares) with respect to any taxable year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

We may issue additional shares of Preferred Stock, depositary shares, or securities exercisable for, convertible into or exchangeable for our Preferred Stock, and thereby materially and adversely affect the price of the depositary shares.

We are not restricted from issuing additional shares of Preferred Stock, depositary shares, or securities exercisable for, convertible into or exchangeable for additional shares of Preferred Stock. Similarly, we are not prohibited from issuing additional shares of junior or parity stock or any class or series of our capital stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation, dissolution or winding up, except as described under the heading “Description of Preferred Stock — Voting Rights.” If we issue any such additional securities, it may dilute the rights and voting power of the holder of the Preferred Stock and the holders of the depositary shares, and materially and adversely affect the price of the depositary shares.

Ownership of the Preferred Stock and the depositary shares may require regulatory approval or result in adverse regulatory consequences.

We are a bank holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act of 1956, as amended, which we refer to as the “BHC Act,” owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Although we do not believe the Preferred Stock and the depositary shares currently are considered “voting stock” for purposes of the BHC Act, if the Preferred Stock or the depositary shares were to become voting stock for the purposes of the BHC Act, whether because we have missed certain dividend payments, and as a result the holder of the Preferred Stock and the holders of the depositary shares, together with holders of all other classes of authorized preferred stock having equivalent voting rights, have the right to elect directors or for other reasons, a holder of 25% or more of the outstanding shares of Preferred Stock, or a lesser percentage of the outstanding shares of Preferred Stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHC Act. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, which we refer to as the “CBC Act,” without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.

Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then-outstanding shares in a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under the BHC Act or the CBC Act.

Under either the BHC Act or the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

An investment in the depositary shares and the Preferred Stock is not an insured deposit.

The depositary shares and the Preferred Stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, by any deposit insurance fund, or by any other public or private entity. An investment in the depositary shares and the Preferred Stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information”. As a result, if you acquire the depositary shares, and therefore, an interest in the Preferred Stock, you will be at risk of losing some or all of your investment.

An increase in market interest rates could result in a decrease in the value of the depositary shares.

In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares may decline. We cannot predict the future level of market interest rates.

Our management has broad discretion over the use of proceeds from this offering.

Although we intend to use the proceeds from this offering for general corporate purposes, including support for organic growth plans, support for bank level capital ratios and possible redemption or repurchase of currently outstanding indebtedness, our management retains significant discretion with respect to the use of proceeds. The proceeds of this offering may be used in a manner that does not generate a favorable return for us. We may use the proceeds to fund future acquisitions of other businesses or to repurchase shares of our common stock. If we use the funds to acquire other businesses, there can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $             million, or approximately $             million if the underwriters exercise their overallotment option in full, in each case after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including support for organic growth plans, support for bank level capital ratios and possible redemption or repurchase of currently outstanding indebtedness. Accordingly, we will retain broad discretion over the use of these net proceeds.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table shows our capitalization, on a consolidated basis, at June 30, 2021:

●	on an actual basis;
●	on an adjusted basis to give effect to the partial repurchase of 5.875% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “2027 Notes”) and the issuance and sale of 3.25% Fixed-to-Floating Rate Subordinated Notes due 2031 on July 8, 2021 (the “2031 Notes”); and
●	on a further adjusted basis to give effect to the partial repurchase of the 2027 Notes, the issuance and sale of the 2031 Notes, and the issuance and sale of the depositary shares in this offering, after deducting underwriting discounts and commissions and estimated offering expenses, (assuming the underwriters do not exercise their option to purchase additional depositary shares);

This table should be read in conjunction with “Summary — Summary Selected Consolidated Financial Information” in this prospectus supplement, and our unaudited interim consolidated financial statements and the notes thereto and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of June 30, 2021
			As Further Adjusted
(dollars in thousands)	Actual	As Adjusted	for this Offering

	(Unaudited)
Long Term Debt
FHLB Advances	$57,500	$57,500	$57,500
5.875% Fixed-to-Floating Rate Subordinated Notes Due 2027 (1)	24,888	14,220	14,220
5.25% Fixed-to-Floating Rate Subordinated Notes Due 2030 (2)	49,025	49,025	49,025
3.25% Fixed-to-Floating Rate Subordinated Notes Due 2031 (3)	—	29,400	29,400
Total Long Term Debt	$131,413	$150,145	$150,145

Shareholders' Equity
Preferred Stock, $0.01 par value; 10,000,000 Shares Authorized:
Series A Preferred Stock, $2,500 liquidation preference per share, no shares outstanding (actual) and shares issued and outstanding (as further adjusted for this offering)	—	—
Common Stock, $0.01 par value, 75,000,000 Shares Authorized; 28,162,777 shares issued and outstanding	282	282	282
Additional Paid-In Capital	104,811	104,811	104,811
Retained Earnings	176,495	176,495	176,495
Accumulated Other Comprehensive Income	9,242	9,242	9,242
Total Shareholders' Equity	$290,830	$290,830	$

Capital Ratios
Common Equity Tier 1 to Risk-Weighted Assets	9.67%	9.67%	9.67%
Tier 1 Capital to Risk-Weighted Assets	9.67	9.67
Total Capital to Risk-Weighted Assets	13.49	13.94
Tier 1 Capital to Average Assets (Leverage Ratio)	9.08	9.08
Tangible Common Equity to Tangible Assets (4)	9.10	9.10

(1)	Balance represents $25.0 million aggregate principal amount, less debt issuance costs of $111.9 thousand; notes mature on July 15, 2027, and are redeemable on or after July 15, 2022, or upon the occurrence of certain tax, capital treatment or investment company events. In July 2021, we repurchased $11.3 million aggregate principal amount of these notes.

(2)	Balance represents $50.0 million aggregate principal amount, less debt issuance costs of $975.4 thousand; notes mature on July 1, 2030, and are redeemable on or after July 1, 2025, or upon the occurrence of certain tax, capital treatment or investment company events.
(3)	Balance represents $30.0 million aggregate principal amount, less debt issuance costs of $600.0 thousand; notes mature on July 15, 2031, and are redeemable on or after July 15, 2026, or upon the occurrence of certain tax, capital treatment or investment company events.
(4)	See “Summary Selected Consolidated Financial Information — Non-GAAP Financial Measures,” above, for a discussion of this non-GAAP financial measure and a quantitative reconciliation to the most directly comparable measure calculated and presented in accordance with GAAP.

DESCRIPTION OF PREFERRED STOCK

You should read the following description of the Preferred Stock along with the description of the general terms and provisions of our preferred stock set forth under “Description of Capital Stock — Preferred Stock” beginning on page 5 of the accompanying prospectus. This description of the Preferred Stock is qualified by the Statement of Designation relating to the Preferred Stock, which we refer to as the “Statement of Designation,” and where this description is inconsistent with the general description of our preferred stock contained in the accompanying prospectus or the description of the Preferred Stock in the Statement of Designation, the Statement of Designation will control. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Second Amended and Restated Articles of Incorporation, which we refer to as our “Articles of Incorporation,” including the Statement of Designation, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part, and the applicable provisions of the Minnesota Business Corporation Act, as amended, and federal law governing bank holding companies. As used in this section, the terms “Bridgewater,” “we,” “us,” or “our” refer to Bridgewater Bancshares, Inc. and not any of its subsidiaries.

General

Under our Articles of Incorporation, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding as of the date of this prospectus supplement. When issued, the Preferred Stock will constitute a single series of our authorized preferred stock, consisting of up to            shares, par value $0.01 per share, with a liquidation preference of $2,500 per share.

We are offering depositary shares representing the            shares of Preferred Stock to be issued in connection with this offering (            shares of Preferred Stock if the underwriters exercise their overallotment option in full). These shares of Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.

The depositary will be the sole holder of the Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holder of the Preferred Stock, as described under “Description of Depositary Shares.”

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, (i) senior to our common stock and to each class or series of our capital stock we may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Preferred Stock as to dividend and distribution rights and rights on our liquidation, dissolution or winding-up, which we refer to collectively as the “junior stock,” and (ii) on parity with, or equally to, each class or series of our capital stock we may issue in the future the terms of which expressly provide that it ranks on parity with, or equally to, the Preferred Stock as to dividend and distribution rights and rights upon our liquidation, dissolution or winding-up, which we refer to collectively as “parity stock.”

We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity stock upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Voting Rights.”

We may, however, from time to time, without notice to or consent from holders of the Preferred Stock, re-open this series and issue additional shares of Preferred Stock and a corresponding number of additional depositary shares, provided, that if any such additional depositary shares are not fungible for U.S. federal income tax purposes with the depositary shares offered in this offering, such additional depositary shares will be issued with a separate CUSIP or other identifying number. All such additional shares of Preferred Stock would be deemed to form a single series with the shares of Preferred Stock relating to the depositary shares offered hereby. In addition, we may, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity stock and junior stock. As of the date of this prospectus supplement, no class or series of our capital stock is outstanding, except for our common stock.

In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities. The Preferred Stock will not be subject to any sinking fund or any other obligation of us to redeem or repurchase the Preferred Stock. The Preferred Stock does not have a stated maturity date and will be perpetual unless redeemed at our option. The holder of the Preferred Stock will have no preemptive rights.

Dividends

As a Minnesota corporation, we are subject to certain restrictions on dividends under the Minnesota Business Corporation Act, as amended. In the case of the Preferred Stock, we would be prohibited from paying dividends on the Preferred Stock if, after giving effect to the dividend on the Preferred Stock (i) we would not be able to pay our debts as the debts become due in the usual course of business, or (ii) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed, if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to the holder of the Preferred Stock. When the need to make these determinations arises, our board of directors will determine them in accordance with Minnesota law.

Dividends on the Preferred Stock are discretionary and are not cumulative, and will accrue and be payable only when, as and if declared by our board of directors or a duly authorized committee of our board of directors out of legally available funds, on a non-cumulative basis on the $2,500 per share liquidation preference, at a rate equal to          % per annum for each quarterly dividend period from the issue date.

Dividends will be paid quarterly, in arrears on                  ,                  ,                  and                   of each year commencing on                  , 2021, each of which we refer to as a “dividend payment date,” with respect to the dividend period, or portion thereof, ending on the day preceding the respective dividend payment date. A “dividend period” means each period commencing on (and including) a dividend payment date and continuing to (but not including) the next succeeding dividend payment date, except that the first dividend period for the initial issuance of the Preferred Stock will commence upon the issue date, which is expected to be               , 2021, to but excluding                 , 2021. Each dividend is payable to holders of record as they appear on our share transfer records at the close of business on the 15th calendar day before the applicable dividend payment date occurs or such other date, not exceeding 30 calendar days or less than 15 calendar days before the applicable dividend payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors.

Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock for the applicable dividend period, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Preferred Stock).

A “business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or St. Louis Park, Minnesota are generally required or authorized by law to be closed.

Dividends on the Preferred Stock are non-cumulative. If for any reason our board of directors or a duly authorized committee of our board does not declare cash dividends on the Preferred Stock for a dividend period (or if less than full dividends for any dividend period are declared), we will have no obligation to pay any dividends or any additional dividends, as applicable, for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares dividends on the Preferred Stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

As a bank holding company, our ability to pay dividends on the Preferred Stock also is subject to rules and guidelines of the Federal Reserve related to capital adequacy and serving as a source of financial strength to the Bank. As a result, no dividends will be declared or paid on the Preferred Stock on one or more dividend payment dates, or at any other time, if such dividend is restricted or prohibited by law or if we have, with respect to payment of such dividend, not received any requisite regulatory approval.

There is no sinking fund with respect to dividends.

Dividend Stopper

If full dividends on all outstanding shares of the Preferred Stock for the most recently completed dividend period have not been declared and paid or declared and set aside for payment, we will be prohibited from declaring or paying dividends (other than a dividend payable solely in junior stock) or other distributions with respect to, or redeeming, purchasing or acquiring any of, our junior stock during the next succeeding dividend period, other than:

●	redemptions, purchases or other acquisitions of junior stock in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;
●	any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and
●	conversions into or exchanges for other junior stock and cash solely in lieu of fractional shares of the junior stock.

If dividends for any dividend payment date are not paid in full on the shares of the Preferred Stock and there are issued and outstanding shares of parity stock for which such dividend payment date is also a scheduled dividend payment date, then all dividends declared on shares of the Preferred Stock and such parity stock on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the shares of the Preferred Stock and all such parity stock otherwise payable on such dividend payment date (subject to their having been declared out of legally available funds by our board of directors or a duly authorized committee of our board of directors and including, in the case of any such parity stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holder of the Preferred Stock or parity stock will not be entitled to participate in any such dividend.

Maturity

The Preferred Stock is perpetual and does not have a maturity date. We are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem the Preferred Stock.

Redemption

The Preferred Stock is redeemable by us, in whole or in part, from time to time, at our option on any dividend payment date on or after                  , 2026, at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends, without accumulation of undeclared dividends. Neither the holder of Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock or the depositary shares.

Redemption Following a Regulatory Capital Treatment Event

The Preferred Stock is redeemable by us, in whole but not in part, at any time within 90 days following a regulatory capital treatment event at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. A “regulatory capital treatment event” means our good-faith determination that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Preferred Stock; (ii) any proposed change in those laws, rules or regulations that is announced after the initial issuance of any share of the Preferred Stock; or (iii) any official administrative or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of the Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preferences of the shares of Preferred Stock then outstanding as “Additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy standards of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines, rules or regulations of the Federal Reserve or the capital adequacy guidelines, rules or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding.

The Preferred Stock is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Redemption Procedures

If we determine to redeem shares of the Preferred Stock, notice of redemption will be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if the depositary shares are held in book-entry form through The Depository Trust Company, which we refer to as “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

●	the redemption date;
●	the number of shares of Preferred Stock to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of such shares to be redeemed from such holder;
●	the redemption price;
●	the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and
●	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of the Preferred Stock has been duly given and if the funds necessary for such redemption have been deposited in trust by us for the benefit of the holder of shares of the Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of the Preferred Stock, such shares of the Preferred Stock shall no longer be deemed outstanding and all rights of the holder of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without accumulation of any undeclared dividends. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock. Any notice of redemption, once given, will be irrevocable.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable and permitted by the rules of DTC and any stock exchange on which the Preferred Stock or related depositary shares are listed. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Risks Relating to the Preferred Stock and the Depositary Shares.” Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve (including any successor bank regulatory authority that may become our appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve (or another successor bank regulatory authority that may become our appropriate federal banking agency) applicable to redemption of the Preferred Stock.

Neither the holder of the Preferred Stock nor the holders of the depositary shares have the right to require us to redeem or repurchase the Preferred Stock or depositary shares.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holder of the Preferred Stock at the time outstanding is entitled to receive liquidating distributions in the amount of $2,500 per share of the Preferred Stock (equivalent to $25 per depositary share), plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation without accumulation of any undeclared dividends, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our common stock or any other junior stock. After payment of the full amount of such liquidating distributions, the holder of the Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity stock, the holders of the Preferred Stock and the holder of such other parity stock will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our merger with or into any other entity, the merger of any other entity with or into us, our conversion into another entity, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

Except as indicated below, or as otherwise provided by Minnesota law, the holder of the Preferred Stock does not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends. If and when the dividends on the Preferred Stock or on any other class or series of our parity stock that has voting rights equivalent to those of the Preferred Stock, have not been declared and paid in full for at least six dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two; provided however, to the extent an amendment to our Articles of Incorporation and/or our Amended and Restated Bylaws, or Bylaws, is necessary to effectuate the required increase in the size of the board of directors, we shall amend our Articles of Incorporation and/or Bylaws accordingly and shall use our best efforts to obtain any required shareholder approval in connection with such amendment(s). In that case, holders of the Preferred Stock and the holders of all other classes and series of parity stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, are entitled to elect the two additional members of our board of directors, which we refer to as the “Preferred Stock Directors,” at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Preferred Stock and any parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the Nasdaq Capital Market, or any other exchange on which our securities may be listed, that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Corporate Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Preferred Stock and such parity stock (addressed to the Corporate Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and such parity stock for the election of the Preferred Stock Directors; provided, however, that if such request is received less than 90 calendar days prior to the date fixed for the next annual or special meeting of the shareholders of the Company, such election shall be held at such next annual or special meeting. Notice for a special meeting will be given in a similar manner to that provided in our Bylaws, for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Preferred Stock may (at our expense) call such meeting, upon notice as provided in our Articles of Incorporation and as described in this section, and for that purpose will have access to our share transfer records. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders and until his or her successor is duly elected and qualified upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Preferred Stock and all parity stock, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid or declared and set aside for payment on the Preferred Stock and any non-cumulative parity stock for at least 12 consecutive months and all dividends on any cumulative parity stock have been paid in full, then the right of the holders of the Preferred Stock and any parity stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods, but with the number of dividend periods in which dividends have not been declared and paid being deemed to have been reset to zero), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be automatically reduced accordingly.

Other Voting Rights

So long as any shares of the Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by our Articles of Incorporation, our Bylaws or Minnesota law, or as may be required by the rules of the Nasdaq Capital Market or any other securities exchange on which the depositary shares are listed, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and any class or series of parity stock upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

●	Certain Charter Amendments. Any amendment of our Articles of Incorporation to authorize, create or designate, or increase the authorized or designated amount of, any shares of any class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation, dissolution or winding up, as well as any amendment of our Articles of Incorporation, including the Statement of Designation, that would alter or change the voting powers, limitations, preferences or relative rights of the Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize, create or designate, or to increase the authorized or designated amount of any shares of any class or series or any securities convertible into, or exercisable or exchangeable for, shares of any class or series of our stock ranking on parity with or junior to the Preferred Stock with respect to the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to adversely affect or change the voting powers, limitations, preferences or relative rights of the Preferred Stock; or
●	Certain Mergers. (a) Any merger of us with or into any entity other than a corporation (or comparable foreign entity), or (b) any merger of us with or into any corporation (or comparable foreign entity) unless either the Preferred Stock remains outstanding following the transaction, or the holder of Preferred Stock is issued a class or series of preferred stock of the surviving or resulting corporation (or comparable foreign entity) or a corporation (or comparable foreign entity) controlling such corporation (or comparable foreign entity), having voting powers, preferences and special rights that are substantially identical to those of the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust by us for the benefit of the holders of shares of Preferred Stock to effect the redemption.

Except as expressly provided in the Statement of Designation, each holder of the Preferred Stock will have one vote per share on any matter on which the holder of the Preferred Stock is entitled to vote, including any action by written consent. The holder of Preferred Stock has exclusive voting rights on any amendment to the Statement of Designation that would alter only the contract rights, as expressly set forth in the Statement of Designation, of the Preferred Stock, to the fullest extent permitted by the Minnesota Business Corporation Act.

Depositary, Transfer Agent and Registrar

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A., will serve jointly as depositary for the depositary shares and Computershare Trust Company, N.A. will serve as transfer agent and registrar for the Preferred Stock and the depositary shares.

Title

We and the transfer agent and registrar may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and for all other purposes.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the material terms of the depositary shares and supplements the description of the general terms and provisions of the depositary shares set forth under “Capital Stock — Description of Depositary Shares” beginning on page 17 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the depositary shares contained in the deposit agreement or form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede the information in this prospectus supplement and the accompanying prospectus. For purposes of this section, references to “we,” “us,” and “our” include only Bridgewater Bancshares, Inc. and not any of its subsidiaries.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/100th interest in a share of our Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us and Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary and Computershare Trust Company, N.A. acting as transfer agent and registrar for the Preferred Stock and depositary shares. The holders of depositary shares from time to time shall be deemed to be parties to the deposit agreement and shall be bound by all of the terms and conditions thereto by their acceptance of delivery of the depositary shares to the same extent as though they had executed the deposit agreement. Subject to the terms of the deposit agreement, each holder of the depositary shares is entitled, through the depositary, to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books maintained by the depositary for this purpose. DTC (or its designated nominee) is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in the street name, or issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described under the heading “Book-Entry System” in this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriter. Copies of the forms of the deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described under the heading “Where You Can Find More Information” in this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any securities or property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that (after consultation with us) it is not feasible to make a distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the securities or property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, in whole or in part, as described above under “Description of the Preferred Stock—Redemption” and “Description of the Preferred Stock — Redemption Following a Regulatory Capital Treatment Event,” the depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus 1/100th of any declared and unpaid dividends, without accumulation of any undeclared dividends on the related share of the Preferred Stock.

If we redeem shares of the Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the shares to be redeemed pro rata or by lot, or by any other equitable method, in each case as we may determine. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 25 days and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Preferred Stock, holders of depositary receipts are entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote, as described above in “Description of the Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will provide the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. Insofar as practicable, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing proportional interests in the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Form and Notices

The Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described below in “Book-Entry System.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Stock.

No Preemptive or Conversion Rights

The holders of the depositary shares and the Preferred Stock do not have any preemptive or conversion rights.

Listing

We intend to apply to list the depositary shares on the Nasdaq Capital Market under the symbol “BWBP.” If the application is approved, trading of the depositary shares on the Nasdaq Capital Market is expected to commence within 30 days of initial issuance.

Depositary, Registrar, Redemption Agent and Dividend Disbursing Agent

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares and Computershare Trust Company, N.A. will serve as transfer agent, registrar, redemption agent and dividend disbursing agent for the depositary shares.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to as “DTC,” will act as securities depositary for all of the depositary shares. We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co. (as DTC’s nominee) and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering. DTC or its nominee will thus be the only registered holder of the depositary receipts and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking, société anonyme, which we refer to as “Clearstream,” has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear” has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the “Euroclear operator,” under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about Euroclear, Clearstream, DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own

DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” within the meaning of Section 1221 Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” (generally, property held for investment) and who purchase the depositary shares in the initial offering at the initial offering price. It is not a complete analysis of all the potential tax considerations relating to the depositary shares. The following summary is based upon current provisions of the Code, Treasury Regulations promulgated under the Code, and judicial decisions and administrative rulings. These authorities may be subject to change, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service, which we refer to as the “IRS,” regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our depositary shares.

State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations, retirement plans, individuals retirement accounts or other tax-advantaged accounts, controlled foreign corporations, dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who acquired their depositary shares pursuant to the exercise of employee stock options or otherwise acquired depositary shares as compensation or through a tax-qualified retirement plan, persons liable for the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of its use of an “applicable financial statement,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.

Dividends.   Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a nontaxable return of capital and will be applied against and reduce the U.S. holder’s adjusted tax basis (but not below zero) in such depositary shares. Any amount in excess of such adjusted tax basis will be treated as capital gain.

Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the depositary shares will generally represent “qualified dividend income” that is taxable for U.S. federal income tax purposes at the preferential rates applicable to long term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. In addition, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 50% dividends-received deduction, subject to various limitations. A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective U.S. corporate investors should consider the effect of:

●	Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;
●	Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share becomes ex-dividend with respect to such dividend); and
●	Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied to qualify for the dividends-received deduction and the reduced maximum tax rate for qualified dividend income.

A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any extraordinary dividend if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction.

An extraordinary dividend generally would be a dividend that:

●	in the case of the Preferred Stock, equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or
●	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its adjusted tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all shareholders or in partial liquidation of the corporation, regardless of the shareholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares.   A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the depositary shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the depositary shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Redemption of the Depositary Shares.   The tax treatment accorded to any redemption by us of our depositary shares from a U.S. holder can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.

In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed (provided the depositary shares are held as a capital asset) if such redemption (i) results in a complete termination of the U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption under Section 302(b)(2) of the Code, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares under Section 302(b)(1) of the Code, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “— U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed and remaining depositary shares.

Information reporting and backup withholding on U.S. holders.   Certain U.S. Holders may be subject to backup withholding on dividends, other distributions and the payment of proceeds on the sale, exchange or redemption of depositary shares (currently at a rate of 24%) unless such U.S. holders (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) in the time and manner required by the IRS, provides a correct taxpayer identification number, certifies that the U.S. holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments of proceeds to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient, such as a corporation.

Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder, as defined above, or entity or arrangement that is treated as a partnership for U.S. federal income tax purposes. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Material U.S. Federal Income Tax Considerations” above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and foreign holders that are owned or controlled by U.S. holders. Persons considering the purchase of depositary shares should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable income tax treaty.

Dividends.   Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a properly completed applicable IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States, and where an applicable income tax treaty so provides are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual rates or the corporate rate. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares.   A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares so long as:

●	the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if an income tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder);
●	in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); and
●	the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation,” which we refer to as a “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

If such gain is effectively connected with a U.S. trade or business of a non-U.S. holder (or if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable individual or corporate rates. In the case of a non-U.S. holder that is a corporation, such corporation may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. If the non-U.S. holder is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met), the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S.-source capital losses, if any (even though the non-U.S. holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “— U.S. Holders – Redemption of the Depositary Shares,” an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described under “— Non-U.S. Holders – Dividends.”

Information reporting and backup withholding on non-U.S. holders.   Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding (currently at a rate of 24%) will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares by a non-U.S. holder is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstance.

Foreign Account Tax Compliance Act (“FATCA”)

Under FATCA, a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, proposed Treasury Regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a non-financial foreign entity that either certifies it does not have any substantial

United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.

Under certain circumstances, a holder might be eligible for refunds or credits of the withholding taxes collected. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the depositary shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS AN OVERVIEW OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO YOU. THUS, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Preferred Stock by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as Similar Laws, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements, each of which we refer to as a “Plan.”

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Preferred Stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Preferred Stock were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of a subsidiary), the purchase of any Preferred Stock by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Preferred Stock. Those class exemptions include:

●	PTCE 96-23 — for certain transactions determined by in-house asset managers;
●	PTCE 95-60 — for certain transactions involving insurance company general accounts;
●	PTCE 91-38 — for certain transactions involving bank collective investment funds;
●	PTCE 90-1 — for certain transactions involving insurance company pooled separate accounts; and
●	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that all of the conditions of any such exemption will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Preferred Stock by a Plan, the Preferred Stock may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Preferred Stock or any interest in the Preferred Stock will be deemed to have represented by its purchase and holding of the Preferred Stock that either:

●	it is not a Plan and is not purchasing the Preferred Stock or interest in the Preferred Stock on behalf of or with the assets of any Plan; or
●	its purchase, holding and disposition of the Preferred Stock or interest in the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the Preferred Stock on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Preferred Stock that neither the Company, the Agents, the underwriters nor any of their respective affiliates, which we refer to collectively as the “Seller,” is a “fiduciary” (under Section 3(21) of ERISA or with respect to a governmental, church, or foreign plan under any substantially similar applicable law, or Similar Law, or regulation) with respect to the acquisition, holding or disposition of the Preferred Stock, or as a result of any exercise by the Seller of any rights in connection with the Preferred Stock.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Preferred Stock on behalf of or with the assets of any Plan consult with its legal counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Preferred Stock, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the Preferred Stock by the Plan are entitled to full exemptive relief thereunder. Purchasers of the Preferred Stock have exclusive responsibility for ensuring that their purchase of the Preferred Stock does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws.

Nothing herein shall be construed as, and the sale of the Preferred Stock to a Plan is in no respect, a representation by us or the underwriters that any investment in the Preferred Stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

The foregoing is merely a summary, and should not be construed as legal advice or as being complete in all relevant respects.

UNDERWRITING

D.A. Davidson & Co. is acting as representative of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the aggregate the number of depositary shares, each representing a 1/100th interest in a share of the Preferred Stock, shown opposite its name below:

Underwriter	Number of Depositary Shares
D.A. Davidson & Co.
Performance Trust Capital Partners, LLC
Total:

The underwriting agreement provides that the obligations of the underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits them to purchase and pay for all of the depositary shares listed above if any are purchased. The underwriters have reserved the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Depositary Shares

We have granted to the underwriters an option to purchase from us up to additional depositary shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise their option in whole or in part, each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional depositary shares in proportion to their respective commitments set forth in the table above.

Commissions and Discounts

The underwriters will offer the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $ per depositary share to other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of $ per depositary share to certain brokers and dealers. The depositary shares will be offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.

The following table shows the per depositary share and total underwriting discounts to be paid to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of the option to purchase up to an additional depositary shares in this offering.

	No Exercise	Full Exercise
Per Share
Total:

We estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $. We have also agreed to reimburse the underwriters up to $100,000 for certain of their fees and expenses incurred in connection with the offering.

Indemnification of Underwriters

We will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Reserved Share Program

At our request, the underwriters have reserved for sale, at the public offering price, up to 20% of the depositary shares offered by this prospectus supplement for sale to the directors, senior management, existing shareholders, certain employees of the Company and the Bank and persons having relationships with us. If these persons purchase reserved depositary shares, it will reduce the number of depositary shares available for sale to the general public. Any reserved depositary shares that are not so purchased will be offered by the underwriters to the general public on the same terms as the other depositary shares offered by this prospectus supplement. The number of depositary shares available for sale to the general public will be reduced to the extent that such persons purchase such reserved depositary shares. Any reserved depositary shares not so purchased will be offered by the underwriters to the general public on the same basis as the other depositary shares offered by this prospectus supplement. We will agree to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with sales of the depositary shares under the reserved share program. D.A. Davidson & Co. will administer the reserved share program.

Listing

Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on the Nasdaq Capital Market under the symbol “BWBP.” If the application is approved, trading of the depositary shares on the Nasdaq Capital Market is expected to begin within 30 days after the date of initial delivery of the depositary shares. The underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. The Preferred Stock will not be listed, and we do not expect that there will be any trading market for the Preferred Stock, except as represented by depositary shares.

Short Sales, Stabilizing Transactions and Penalty Bids

In connection with the offering of the depositary shares, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the depositary shares during and after the offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

Short Sales

Short sales involve the sales by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional depositary shares. The underwriters may close out any covered short position by either exercising their option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out the covered short position, the underwriters will consider, among other things, the price of the depositary shares available for purchase in the open market as compared to the price at which they may purchase the depositary shares through their option.

Naked short sales are any short sales in excess of such option to purchase additional depositary shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing Transactions

The underwriters may make bids for or purchases depositary shares for the purpose of pegging, fixing or maintaining the price of the depositary shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty Bids

If the underwriters purchase depositary shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the depositary shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also influence the price of the depositary shares if it discourages resales of the shares.

The transactions above may occur on the Nasdaq Capital Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the depositary shares. If such transactions are commenced, they may be discontinued without notice at any time.

No Sales of Similar Securities

We have agreed for a period from the date of this prospectus supplement through and including the date which is 30 days after the date hereof that we will not, without the prior written consent of D.A. Davidson & Co., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any of our securities that are substantially similar to the depositary shares, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the depositary shares or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any depositary shares or such other securities, in cash or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their affiliates have in the past provided and may in the future from time to time provide, investment banking and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments, including bank loans, for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Alternative Settlement Cycle

We expect that delivery of the depositary shares will be made against payment therefor on or about, 2021, which will be the business day following the date hereof (such settlement being referred to as “T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the second business day preceding the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell, or deliver the depositary shares, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the depositary shares, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

The validity of the depositary shares offered hereby will be passed upon for Bridgewater by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriters by Vedder Price P.C., Chicago, Illinois.

EXPERTS

Our consolidated financial statements as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 have been audited by CliftonLarsonAllen LLP, independent registered public accounting firm, and are incorporated by reference herein and in the registration statement in reliance upon the report of CliftonLarsonAllen LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

Bridgewater Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer and sell, at any time and from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market under the symbol “BWB.” On March 22, 2019, the last reported sale price of our common stock was $10.16. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Our principal executive office is located at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431, and our telephone number at that address is (952) 893-6868.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 3 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 4, 2019.

Prospectus

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration rules, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate offering price of up to $100,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Special Note Regarding Forward-Looking Statements

This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement contain statements that constitute forward-looking statements within the meaning of the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	loan concentrations in the loan portfolio;
•	the overall health of the local and national real estate market;
•	the ability to successfully manage credit risk;
•	business and economic conditions generally and in the financial services industry, nationally and within our market area;
•	the ability to maintain an adequate level of allowance for loan losses;
•	the high concentration of large loans to certain borrowers;
•	the ability to successfully manage liquidity risk;
•	the dependence on non-core funding sources and our cost of funds;
•	the ability to raise additional capital to implement our business plan;
•	the ability to implement the Company’s growth strategy and manage costs effectively;
•	the composition of senior leadership team and the ability to attract and retain key personnel;
•	the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;
•	interruptions involving our information technology and telecommunications systems or third-party servicers;
•	competition in the financial services industry;
•	the effectiveness of the risk management framework;

•	the commencement and outcome of litigation and other legal proceedings and regulatory actions against the Company;
•	the impact of recent and future legislative and regulatory changes;
•	interest rate risk;
•	fluctuations in the values of the securities held in the securities portfolio;
•	changes in federal tax law or policy; and
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each of the factors and risks identified in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Forward-looking statements are made only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements contained in this report to reflect new information or events or conditions after the date hereof.

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Our business, financial condition, results of operations or growth prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

Bridgewater Bancshares, Inc.

The Company is a financial holding company and Minnesota corporation with two wholly-owned subsidiaries, Bridgewater Bank, a Minnesota state bank (the “Bank”), and Bridgewater Risk Management, Inc., a captive insurance entity. The Bank has formed two wholly owned subsidiaries: BWB Holdings, LLC, which was formed for the purpose of holding repossessed property; and Bridgewater Investment Management, Inc., which was formed for the purposes of holding certain municipal securities and engaging in municipal lending activities. The Bank has seven full-service offices located in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, Minnesota. The Company is headquartered in Bloomington, Minnesota, a suburb located approximately 10 miles south of downtown Minneapolis and in close proximity to the Minneapolis-St. Paul International Airport.

The Bank was established in 2005 as a de novo bank by a group of industry veterans and local business leaders committed to serving the diverse needs of commercial real estate investors, small business entrepreneurs, and high net worth individuals located or investing in the Minneapolis-St. Paul-Bloomington Metropolitan Statistical Area. The

Company’s primary activities consist of holding the stock of the Bank and providing a wide range of banking and related business activities through the Bank and our other subsidiaries. At December 31, 2018, we had total assets of $1.97 billion, total gross loans of $1.66 billion, total deposits of $1.56 billion, and total shareholders’ equity of $221.0 million.

The Company offers a full array of simple, quality loan and deposit products primarily for commercial clients. The Company focuses primarily on commercial lending, consisting of loans secured by nonfarm, nonresidential properties, loans secured by multifamily residential properties, construction loans, land development loans and commercial and industrial loans. At this time, the Company does not operate any non-depository business lines such as mortgage, wealth management or trust.

Our principal executive office is located at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431, and our telephone number at that address is (952) 893-6868.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution.

Description of Securities We May Offer

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”), the Minnesota Business Corporation Act, as amended (the “MBCA”), and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Description of Capital Stock

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Articles of Incorporation, which are incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, the MBCA and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles of Incorporation, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

Our Articles of Incorporation authorize the issuance of up to 75,000,000 shares of common stock, par value $0.01 per share, up to 10,000,000 shares of non-voting common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of February 25, 2019, we had 30,097,674 shares of common stock issued and outstanding, held by approximately 121 shareholders of record and an estimated 1,630 additional beneficial holders of the Company’s common stock whose stock was held in street name by brokerages or fiduciaries. No shares of non-voting common stock or preferred stock were issued and outstanding as of March 27, 2019. On January 22, 2019, our board of directors approved an amendment to our Articles of Incorporation to eliminate the non-voting common stock, subject to the approval of such amendment by the Company’s shareholders at the Company’s annual meeting of shareholders on April 23, 2019.

Common Stock

Governing Documents. Holders of shares of our common stock have the rights set forth in our Articles of Incorporation, our Bylaws and Minnesota law.

Dividends and Distributions. The holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under Minnesota law and any preferential rights of holders of our then outstanding preferred stock.

Ranking. Our common stock ranks equal to the non-voting common stock and junior to all other securities and indebtedness of the Company with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock and non-voting common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.

No Conversion Rights. Our common stock is not convertible into any other shares of our capital stock.

No Preemptive Rights. Holders of our common stock do not have any preemptive rights.

Voting Rights. The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.

No Redemption. We have no obligation or right to redeem our common stock.

Stock Exchange Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “BWB.”

Fully Paid and Nonassessable. All outstanding shares of the Company common stock are fully paid and non-assessable.

Preferred Stock

Subject to limitations under applicable Minnesota law, our board of directors is authorized to issue, from time to time and without shareholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of each such series, including the dividend rights, conversion rights, voting rights, redemption rights (including sinking fund provisions), liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of shares of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;
•	the title and liquidation preference per share;
•	the purchase price;
•	the dividend rate or method for determining that rate;
•	the dates on which dividends will be paid;
•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
•	any applicable redemption or sinking fund provisions;
•	any applicable conversion provisions;
•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and
•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividends and Distributions. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Ranking. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Anti-Takeover Provisions

General. Applicable law and certain provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. We believe that these provisions are beneficial because they encourage negotiation with our board of directors, which could result in improved terms of any unsolicited proposal.

Articles of Incorporation; Bylaws.

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Staggered Board. Our Articles of Incorporation provide for three classes of directors, each of which is to be elected on a staggered basis for a term of three years. Our Articles of Incorporation and Bylaws provide that the board of directors consists of a minimum of 5 directors and a maximum of 11 directors.

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Written Consent of Shareholders Must be Unanimous. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, but only if the written action is signed by all of the shareholders entitled to vote on the action.

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Special Meetings of Shareholders. Except as may be required by the MBCA or the terms of any class or series of preferred stock issued in the future, special meetings of our shareholders may be called only by (a) the Chief Executive Officer, (b) the Chairman of the Board, (c) the President, (d) any two or more directors, or (d) by the Chairman of the Board or the Chief Executive Officer of the Company upon written request of one or more shareholders of record holding at least 10% of the voting power of all shares entitled to vote (25% if the meeting is for the purpose of considering any action related to a business combination, including an action to change or otherwise affect the composition of our board of directors for such purpose) and complying with the notice procedures set forth in our Bylaws.

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Requirements for Advance Notification of Shareholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to shareholder proposals and nominations of candidates for election as directors. These procedures provide that notice of such shareholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than

120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our Bylaws.

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Issuance of Blank Check Preferred Stock. The board of directors is authorized to issue, without further action by our shareholders, up to 10,000,000 shares of preferred stock with rights and preferences designated from time to time by the board of directors as described above under “Description of Capital Stock—Preferred Stock.” The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

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Removal of Directors. Our Articles of Incorporation and Bylaws provide that directors may only be removed for cause and only upon the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of the Company entitled to vote in any annual election of directors.

Minnesota Law. We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the MBCA. These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their shares at a premium over the market price.

In general, Section 302A.671 of the MBCA provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

In general, Section 302A.673 of the MBCA prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder's share acquisition date.

Section 302A.675 of the MBCA generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Federal Banking Law. The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The Bank Holding Company Act of 1956, as amended, or BHCA, requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership.

Sole and Exclusive Forum

Our Bylaws provide that, unless we consent in writing to an alternative forum, the state or federal courts in Hennepin County, Minnesota shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MBCA, the Articles of Incorporation or the Bylaws of the Company, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our Bylaws. The exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. The enforceability of similar exclusive forum provisions in other companies’ charter documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the provision of our bylaws to be inapplicable or unenforceable.

Limitation on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provide that our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, subject to limited exceptions. Our Articles of Incorporation and Bylaws provide that, subject to federal and state banking laws and regulations, we must indemnify each of our present and former directors and officers to the fullest extent permitted by the laws of the State of Minnesota and consistent with the provisions of the MBCA.

Description of Debt Securities

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;
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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
•

any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•

whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•

whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

•

whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
•	any restrictions, conditions or requirements for transfer of the debt securities; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•

we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of, or interest on, any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

•	to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;
•	to add additional events of default for the protection of the holders of debt securities;
•	to add covenants for the protection of the holders of debt securities; and
•	to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•

all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, is applicable.

Regarding the Trustee

General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;
•	the aggregate number of warrants offered;
•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price or prices of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	the anti-dilution, redemption or call provisions of the warrants, if any;
•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Description of Depositary Shares

This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or
•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

Description of Subscription Rights

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain copies.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;
•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;
•	the exercise price of the subscription rights;
•	whether the subscription rights are transferable;
•	the period during which the subscription rights may be exercised and when they will expire;
•	the steps required to exercise the subscription rights;
•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and
•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

Description of Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or other securities, or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•

the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Plan of Distribution

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Capital Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Legal Matters

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel, Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

Experts

The consolidated financial statements of Bridgewater Bancshares, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the reports of CliftonLarsonAllen LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at investors.bridgewaterbankmn.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Bridgewater Bancshares, Inc., 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431, Attention: Secretary, telephone: (952) 893-6868.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019;
•	our Current Report on Form 8-K filed on January 24, 2019 (excluding the information furnished under Item 2.02 of Form 8-K); and
•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on March 5, 2018 (File No. 001-38412), including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Bridgewater Bancshares, Inc.

Attention: Secretary

3800 American Boulevard West, Suite 100

Bloomington, Minnesota 55431

Telephone number: (952) 893-6868

Depositary Shares, Each Representing a 1/100th Interest in a Share of

% Non-Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

, 2021

D.A. Davidson & Co. Performance Trust Capital Partners, LLC